Exhibit 99.1

Ixia Announces Third Quarter 2014 Financial Results

CALABASAS, CA, November 5, 2014 — Ixia (Nasdaq: XXIA) today reported financial results for the third quarter ended September 30, 2014.

“We executed well in a challenging spending environment and met our financial targets for the quarter,” said Bethany Mayer, Ixia’s president and chief executive officer. “We continued to see solid momentum in sales to our enterprise customers and we are pleased with the progress we have made in expanding our presence within this vertical. However, as we expected, certain of our service provider and network equipment customers continued to moderate capital investments.”

Mayer continued, “Ixia enables its customers to move to new technologies and architectures by validating the infrastructure, hardening the virtual network, and optimizing the network to deliver application performance. Looking ahead, we see several key areas of opportunity where our IP portfolio and expertise can enable the transition to SDN and NFV. Additionally, we believe our investments in security resilience and application performance present a strong growth opportunity for Ixia.”

Total 2014 third quarter revenue was $114.0 million, compared with $113.2 million reported for the 2013 third quarter. The 2014 third quarter revenue includes $17.3 million in revenue from Net Optics, Inc. (“Net Optics”), which was acquired in December 2013.

On a GAAP basis, the company recorded a net loss for the 2014 third quarter of $7.3 million, or $0.09 loss per diluted share, compared with net income of $4.1 million, or $0.05 earnings per diluted share, for the 2013 third quarter. Non-GAAP net income for the 2014 third quarter was $6.9 million, or $0.09 earnings per diluted share, compared with non-GAAP net income of $13.0 million, or $0.16 earnings per diluted share, for the 2013 third quarter.

Additional non-GAAP information and a reconciliation of Ixia’s non-GAAP measures to the most directly comparable GAAP measures for the 2014 and 2013 third quarters and year-to-date periods may be found in the attached financial tables.

Ixia ended the 2014 third quarter with $113.6 million in cash, cash equivalents and investments, compared with $97.0 million at June 30, 2014.

Conference Call and Webcast Information

Management will host a conference call today for analysts and investors to discuss Ixia’s 2014 third quarter results as well as its outlook and guidance for the 2014 fourth quarter at 2:00 p.m. Pacific time (5:00 p.m. Eastern Time). Open to the public, interested parties may listen to the call by dialing (804) 681-3728. A live audio webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (http://www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP net income and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, expenses relating to internal investigations and any related remediation efforts, the restatement of our financial statements for the first and second quarters of 2013 and for the six months ended June 30, 2013, the pending securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, evaluating our ongoing business operations and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist management in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below in the attached financial tables.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the company’s future business and opportunities. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, the risk that the company will not realize all of the expected benefits of our previously announced restructuring and cost reduction programs, the risk that the anticipated benefits and synergies of our 2012 acquisitions of Anue and BreakingPoint, and our 2013 acquisition of Net Optics will not be realized, changes in the global economy, competition, consistency of orders from significant customers, our success in leveraging our IP portfolio, expertise, and market opportunities, our expectations regarding the transition into Software Defined Networks (“SDN”) and Network Functions Virtualization (“NFV”), our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those factors identified in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

IXIA

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$42,621	$34,189
Short-term investments in marketable securities	70,940	51,507
Accounts receivable, net of allowances of $742 and $840 as of September 30, 2014 and December 31, 2013, respectively	94,236	109,590
Inventories	46,488	47,136
Prepaid expenses and other current assets	57,083	48,514

Total current assets	311,368	290,936

Property and equipment, net	36,864	35,932
Intangible assets, net	155,769	189,949
Goodwill	339,214	338,836
Other assets	27,177	32,070

Total assets	$870,392	$887,723

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$18,252	$19,011
Accrued expenses and other	45,138	53,748
Deferred revenues	104,459	89,217

Total current liabilities	167,849	161,976

Deferred revenues	16,119	15,106
Other liabilities	13,003	11,529
Convertible senior notes	200,000	200,000

Total liabilities	396,971	388,611

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2014 and December 31, 2013; 78,107 and 76,849 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	185,122	178,347
Additional paid-in capital	201,438	191,976
Retained earnings	87,288	129,166
Accumulated other comprehensive loss	(427)	(377)

Total shareholders’ equity	473,421	499,112

Total liabilities and shareholders’ equity	$870,392	$887,723

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Products	$78,697	$83,059	$236,255	$262,364
Services	35,300	30,105	100,997	84,263

Total revenues	113,997	113,164	337,252	346,627

Costs and operating expenses:(1)
Cost of revenues – products (2)	24,205	20,339	73,207	62,814
Cost of revenues – services	4,008	4,228	12,128	10,564
Research and development	27,612	29,403	87,679	88,183
Sales and marketing	35,642	32,371	114,355	100,395
General and administrative	14,724	11,931	49,296	35,496
Amortization of intangible assets	10,904	10,060	35,986	30,253
Acquisition and other related	582	663	3,380	3,028
Restructuring	4,642	—	8,687	58

Total costs and operating expenses	122,319	108,995	384,718	330,791

(Loss) income from operations	(8,322)	4,169	(47,466)	15,836
Interest income and other, net	(99)	1,999	530	5,637
Interest expense	(1,943)	(1,943)	(5,829)	(5,829)

(Loss) income before income taxes	(10,364)	4,225	(52,765)	15,644
Income tax (benefit) expense	(3,035)	123	(10,887)	705

Net (loss) income	$(7,329)	$4,102	$(41,878)	$14,939

(Loss) earnings per share:
Basic	$(0.09)	$0.05	$(0.54)	$0.20
Diluted	$(0.09)	$0.05	$(0.54)	$0.19

Weighted average number of common and common equivalent shares outstanding:
Basic	77,920	76,028	77,380	75,476
Diluted	77,920	77,541	77,380	77,141

(1) Stock-based compensation included in:
Cost of revenues – products	$81	$129	$217	$410
Cost of revenues – services	31	49	82	156
Research and development	1,615	2,031	4,918	6,057
Sales and marketing	719	1,702	4,140	5,345
General and administrative	762	1,656	1,755	5,020

(2)	Cost of revenues – products excludes amortization of intangible assets, related to purchased technologies of $6.4 million and $22.5 million for the three and nine months ended September 30, 2014, respectively, and $6.4 million and $19.4 million for the three and nine months ended September 30, 2013, respectively, which is included in Amortization of intangible assets.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,
	2014	2013
GAAP net (loss) income	$(7,329)	$4,102
Adjustments:
Stock-based compensation(a)	3,208	5,567
Amortization of intangible assets(b)	10,904	10,060
Acquisition and other related(c)	582	663
Restructuring(d)	4,642	—
Investigations, shareholder litigation and related matters(e)	1,802	—
Legal and contract settlements and other(f)	—	(998)
Income tax effect (g)	(6,888)	(6,386)

Non-GAAP net income	$6,921	$13,008

GAAP diluted (loss) earnings per share	$(0.09)	$0.05
Adjustments:
Stock-based compensation(a)	0.04	0.07
Amortization of intangible assets(b)	0.14	0.13
Acquisition and other related(c)	0.01	0.01
Restructuring(d)	0.06	—
Investigations, shareholder litigation and related matters (e)	0.02	—
Legal and contract settlements and other(f)	—	(0.01)
Income tax effect(g)	(0.09)	(0.08)
Convertible senior notes(h)	—	(0.01)

Non-GAAP diluted earnings per share	$0.09	$0.16

Shares used in computing GAAP diluted earnings per common share	77,920	77,541
Effect of reconciling item(h)(i)	922	10,168

Shares used in computing non-GAAP diluted earnings per common share	78,842	87,709

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc., BreakingPoint Systems, Inc., and Net Optics, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, our management approved, committed to and implemented a company-wide restructuring initiative to restructure our operations to better align the Company’s operating costs with its business opportunities. These restructuring costs primarily relate to one-time employee termination benefits, lease exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item for the third quarter of 2014 represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents a $1.0 million realized gain recorded in the third quarter of 2013 for the sale of certain investment securities that were previously written down. We believe that by excluding this non-recurring item, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), and (f), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(h)	This reconciling item for the non-GAAP diluted earnings per share calculation for the third quarter of 2013 includes the impact of our convertible senior notes as this was anti-dilutive for the equivalent GAAP earnings per share calculations for the third quarter of 2013.
(i)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Nine months ended September 30,
	2014	2013
GAAP net (loss) income	$(41,878)	$14,939
Adjustments:
Stock-based compensation(a)	11,112	16,988
Amortization of intangible assets(b)	35,986	30,253
Acquisition and other related(c)	3,380	3,028
Restructuring(d)	8,687	58
Investigations, shareholder litigation and related matters(e)	11,889	—
Legal and contract settlements and other(f)	—	(4,020)
Inventory adjustments(g)	1,393	—
Income tax effect (h)	(18,044)	(16,739)

Non-GAAP net income	$12,525	$44,507

GAAP diluted (loss) earnings per share	$(0.54)	$0.19
Adjustments:
Stock-based compensation(a)	0.14	0.22
Amortization of intangible assets(b)	0.47	0.39
Acquisition and other related(c)	0.04	0.04
Restructuring(d)	0.11	—
Investigations, shareholder litigation and related matters (e)	0.15	—
Legal and contract settlements and other(f)	—	(0.05)
Inventory adjustments(g)	0.02	—
Income tax effect(h)	(0.23)	(0.21)
Convertible senior notes(i)	—	(0.03)

Non-GAAP diluted earnings per share	$0.16	$0.55

Shares used in computing GAAP diluted earnings per common share	77,380	77,141
Effect of reconciling item(i)(j)	1,187	10,247

Shares used in computing non-GAAP diluted earnings per common share	78,567	87,388

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Anue Systems, Inc., BreakingPoint Systems, Inc., and Net Optics, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting, tax, due diligence, valuation and other related services, amortization of deferred compensation, consulting fees, required regulatory costs, certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring plans. During the fourth quarter of 2013, we initiated a plan to restructure certain of our operations related to our test products. During the first quarter of 2014, we initiated a plan to restructure certain of our operations following our December 5, 2013 acquisition of Net Optics, Inc. During the third quarter of 2014, our management approved, committed to and implemented a company-wide restructuring initiative to restructure our operations to better align the Company’s operating costs with its business opportunities. These restructuring costs primarily relate to one-time employee termination benefits, lease-exit costs and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item for the first nine months of 2014 represents costs incurred related to (i) internal investigations and any related remediation efforts, (ii) the June 2014 restatement of our financial statements for the first quarter of 2013 and for the three and six months ended June 30, 2013, and (iii) the securities class action against the company and certain of its current and former officers and directors as well as shareholder derivative actions. These costs consisted primarily of legal and accounting fees, recruiting and consulting expenses, severance and retention costs, and other related expenses. We believe that by excluding these non-recurring costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This reconciling item represents a $1.0 million realized gain recorded in the third quarter of 2013 for the sale of certain investment securities that were previously written down, a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written down, and $1.2 million of proceeds from the settlement of a legal matter in the first quarter of 2013, partially offset by $1.0 million of costs incurred in the first six months of 2013 related to the April 2013 restatement of certain of our previously filed financial statements. We believe that by excluding these gains, proceeds and costs, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(g)	This reconciling item represents the amortization of the purchase price accounting adjustment related to the fair value of inventory as a result of our acquisition of Net Optics, Inc. While we may have additional amortization charges in the future resulting from purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), and (g), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(i)	This reconciling item for the non-GAAP diluted earnings per share calculation for the nine months ended September 30, 2013 includes the impact of our convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations for the nine months ended September 30, 2013.
(j)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.